PRDO ANNOUNCES 2Q23 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS SECOND QUARTER AND

YEAR TO DATE 2023 RESULTS

Company Declares Inaugural Quarterly Cash Dividend on Common Stock

Schaumburg, Ill. (August 3, 2023) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended June 30, 2023.

Second Quarter 2023 Results as Compared to Prior Year Quarter

•
Revenue increased 11.3% to $186.6 million, primarily driven by an 18.7% increase at CTU.
•
Operating income increased 41.7% to $48.1 million, while adjusted operating income increased 31.5% to $55.2 million.*
•
Earnings per diluted share were $0.80 as compared to $0.37, while adjusted earnings per diluted share were $0.61 as compared to $0.42.*
•
Total student enrollments at June 30, 2023 decreased by 5.2%. AIUS experienced a 14.2% decrease in total student enrollments while CTU remained relatively flat.
•
Ended the quarter with $578.1 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.
•
Board of Directors declared inaugural dividend for the second quarter of $0.11 per share payable on September 15, 2023.

Year to Date 2023 Results as Compared to Prior Year to Date

•
Revenue increased 9.0% to $382.2 million, primarily driven by a 14.1% increase at CTU.
•
Operating income increased 17.8% to $91.4 million, while adjusted operating income increased 16.6% to $108.3 million.*
•
Earnings per diluted share were $1.30 as compared to $0.83, while adjusted earnings per diluted share were $1.19 as compared to $0.93.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"Second quarter results came in ahead of our expectations, as we experienced further improvements in student retention and engagement, supported by various operating changes and technology upgrades within our onboarding, academic and student support processes,” said Andrew Hurst, Chief Executive Officer.

PRDO ANNOUNCES 2Q23 RESULTS …PG 2

REVENUE

•
For the quarter ended June 30, 2023, revenue of $186.6 million increased 11.3% compared to revenue of $167.7 million for the prior year quarter.
•
For the year to date ended June 30, 2023, revenue of $382.2 million increased 9.0% compared to revenue of $350.6 million for the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2023	2022	% Change	2023	2022	% Change
CTU	$119,292	$100,461	18.7%	$243,784	$213,609	14.1%
AIUS	67,062	66,920	0.2%	137,902	136,452	1.1%
Corporate and Other	210	303	NM	476	582	NM
Total	$186,564	$167,684	11.3%	$382,162	$350,643	9.0%

TOTAL STUDENT ENROLLMENTS

•
As of June 30, 2023, CTU’s total student enrollments decreased 0.4%, while AIUS’ total student enrollments decreased 14.2% as compared to June 30, 2022.

	At June 30,
Total Student Enrollments(1)	2023	2022	% Change
CTU	25,900	26,000	-0.4%
AIUS	12,100	14,100	-14.2%
Total	38,000	40,100	-5.2%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at the Company's universities.

PRDO ANNOUNCES 2Q23 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended June 30, 2023, operating income increased by 41.7% to $48.1 million as compared to the prior year quarter.

•
For the year to date ended June 30, 2023, operating income increased by 17.8% to $91.4 million as compared to the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2023	2022	% Change	2023	2022	% Change
CTU	$40,451	$33,008	22.5%	$84,141	$76,034	10.7%
AIUS	17,078	10,733	59.1%	29,081	20,256	43.6%
Corporate and Other	(9,435)	(9,795)	NM	(21,792)	(18,651)	NM
Total	$48,094	$33,946	41.7%	$91,430	$77,639	17.8%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended June 30, 2023, adjusted operating income of $55.2 million increased 31.5% compared to adjusted operating income of $41.9 million for the prior year quarter.

•
For the year to date ended June 30, 2023, adjusted operating income of $108.3 million increased 16.6% compared to adjusted operating income of $92.9 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2023	2022	2023	2022
Operating income	$48,094	$33,946	$91,430	$77,639
Depreciation and amortization (1)	4,369	4,909	9,524	9,791
Legal fee expense related to certain matters (2)	2,709	3,087	7,328	5,434
Adjusted Operating Income	$55,172	$41,942	$108,282	$92,864

Increase (Decrease)	31.5%		16.6%

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 2Q23 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2023, the Company recorded:

•
Net income of $54.7 million compared to $25.8 million for the prior year quarter.
•
Earnings per diluted share of $0.80 compared to $0.37 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.61 compared to $0.42 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2023, the Company recorded:

•
Net income of $89.2 million compared to $57.8 million for the prior year to date.
•
Earnings per diluted share of $1.30 compared to $0.83 for the prior year to date.
•
Adjusted earnings per diluted share of $1.19 compared to $0.93 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2023	2022	2023	2022

Reported Earnings Per Diluted Share	$0.80	$0.37	$1.30	$0.83

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.03	0.02	0.07	0.05
Legal fee expense related to certain matters (2)	0.04	0.05	0.11	0.08
Gain on sale of intangible asset (3)	(0.32)	-	(0.32)	-
Tax effect of adjustments (4)	0.06	(0.02)	0.03	(0.03)
Adjusted Earnings Per Diluted Share	$0.61	$0.42	$1.19	$0.93

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.

(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 2Q23 RESULTS …PG 5

INAUGURAL QUARTERLY DIVIDEND PAYMENT

The Company today announced that its board of directors has adopted a dividend policy. Pursuant to this policy, the board of directors intends to pay quarterly dividends, commencing with the Company’s quarter ended June 30, 2023. The board of directors declared the first quarterly dividend as part of the dividend policy of $0.11 per share, which will be paid on September 15, 2023 for holders of record of common stock as of September 1, 2023. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors.

The Company expects quarterly dividend payments to be an integral part of its balanced capital allocation strategy while also prioritizing investments in organic projects, in particularly technology-related initiatives designed to benefit students and maintaining a strong balance sheet.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended June 30, 2023 net cash provided by operating activities was $61.6 million, compared to net cash provided by operating activities of $32.6 million for the prior year quarter.
•
For the year to date ended June 30, 2023, net cash provided by operating activities was $66.2 million, compared to net cash provided by operating activities of $54.8 million in the prior year to date.
•
As of June 30, 2023 and December 31, 2022, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $578.1 million and $518.2 million, respectively.
•
The Company’s stock repurchase program, which was set to expire on September 30, 2023, has been extended to September 30, 2024. As of June 30, 2023, approximately $24.1 million was available under the stock repurchase program to repurchase outstanding shares of common stock.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2023	2022	% Change	2023	2022	% Change
Net cash provided by operating activities	$61,648	$32,625	89.0%	$66,220	$54,779	20.9%
Capital expenditures	$1,687	$2,023	-16.6%	$3,612	$6,765	-46.6%

PRDO ANNOUNCES 2Q23 RESULTS …PG 6

OUTLOOK

The Company is providing the following third quarter outlook along with a full year outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating Income	$38.6M - $40.6M	$29,324	$137.0M - $144.0M	$129,637
Depreciation and amortization	$4.1M	$5,065	$17.6M	19,734
Legal fee expense related to certain matters (1)	$0.3M	$4,294	$10.4M	14,597
Adjusted Operating Income	$43.0M - $45.0M	$38,683	$165.0M - $172.0M	$163,968

Earnings Per Diluted Share	$0.46 - $0.48	$0.32	$1.89 - $1.96	$1.39
Amortization of acquired intangible assets	$0.03	$0.03	$0.12	$0.11
Legal fee expense related to certain matters (1)	-	$0.06	$0.15	$0.21
Gain on sale of intangible asset	-	-	($0.32)	-
Tax effect of adjustments	($0.01)	($0.02)	$0.01	($0.08)
Adjusted Earnings Per Diluted Share	$0.48 - $0.50	$0.39	$1.85 - $1.92	$1.63

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2023 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s estimates, (ii) no significant impact of new or proposed regulations, including recent Department negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, which may require further operational changes in the way the Company’s academic institutions enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from student aid initiatives implemented by the current administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 28% for the third quarter and 27% for the full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 2Q23 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, August 3, 2023 at 5:30 p.m. Eastern time to discuss second quarter and year to date 2023 results and outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-888-210-4659 (domestic) or 1-646-960-0383 (international). Both dial-in numbers will use the access code 3224322. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/519983953. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 2Q23 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Nick Nelson

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$140,533	$109,408
Restricted cash	9,476	9,476
Short-term investments	428,104	399,315
Total cash and cash equivalents, restricted cash and short-term investments	578,113	518,199

Student receivables, net	42,322	42,551
Receivables, other	6,896	3,457
Prepaid expenses	12,524	8,411
Inventories	2,875	1,904
Other current assets	664	597
Total current assets	643,394	575,119

NON-CURRENT ASSETS:
Property and equipment, net	24,257	26,038
Right of use asset, net	23,105	26,156
Goodwill	244,114	243,540
Intangible assets, net	49,089	53,564
Student receivables, net	1,184	1,850
Deferred income tax assets, net	21,638	24,613
Other assets	6,889	6,488
TOTAL ASSETS	$1,013,670	$957,368

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,695	$6,555
Accounts payable	15,361	13,518
Accrued expenses:
Payroll and related benefits	27,291	40,306
Advertising and marketing costs	6,385	8,977
Income taxes	16,041	7,814
Other	23,008	14,621
Deferred revenue	66,914	71,590
Total current liabilities	160,695	163,381

NON-CURRENT LIABILITIES:
Lease liability - operating	24,357	27,286
Other liabilities	36,186	40,856
Total non-current liabilities	60,543	68,142

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	900	894
Additional paid-in capital	688,805	684,183
Accumulated other comprehensive loss	(5,621)	(5,447)
Retained earnings	436,996	347,839
Treasury stock	(328,648)	(301,624)
Total stockholders' equity	792,432	725,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,013,670	$957,368

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$184,520	98.9%	$165,896	98.9%
Other	2,044	1.1%	1,788	1.1%
Total revenue	186,564		167,684
OPERATING EXPENSES:
Educational services and facilities	32,748	17.6%	27,269	16.3%
General and administrative	100,588	53.9%	101,332	60.4%
Depreciation and amortization	4,369	2.3%	4,909	2.9%
Asset impairment	765	0.4%	228	0.1%
Total operating expenses	138,470	74.2%	133,738	79.8%
Operating income	48,094	25.8%	33,946	20.2%
OTHER INCOME:
Interest income	4,531	2.4%	1,094	0.7%
Interest expense	(96)	-0.1%	(99)	-0.1%
Miscellaneous income (expense)	22,074	11.8%	(226)	-0.1%
Total other income	26,509	14.2%	769	0.5%
PRETAX INCOME	74,603	40.0%	34,715	20.7%
Provision for income taxes	19,930	10.7%	8,948	5.3%

NET INCOME	54,673	29.3%	25,767	15.4%

NET INCOME PER SHARE - BASIC:	$0.81		$0.38

NET INCOME PER SHARE -DILUTED:	$0.80		$0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,421		68,341
Diluted	68,533		69,182

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended June 30,
(In Thousands)	2023		2022
NET INCOME	$54,673		$25,767
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(3)		(164)
Unrealized loss on investments	(1,497)		(1,469)
Total other comprehensive loss	(1,500)		(1,633)
COMPREHENSIVE INCOME	$53,173		$24,134

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$377,839	98.9%	$347,223	99.0%
Other	4,323	1.1%	3,420	1.0%
Total revenue	382,162		350,643
OPERATING EXPENSES:
Educational services and facilities	66,599	17.4%	55,357	15.8%
General and administrative	213,274	55.8%	207,628	59.2%
Depreciation and amortization	9,524	2.5%	9,791	2.8%
Asset impairment	1,335	0.3%	228	0.1%
Total operating expenses	290,732	76.1%	273,004	77.9%
Operating income	91,430	23.9%	77,639	22.1%
OTHER INCOME:
Interest income	8,349	2.2%	1,427	0.4%
Interest expense	(191)	0.0%	(202)	-0.1%
Miscellaneous income (expense)	22,068	5.8%	(315)	-0.1%
Total other income	30,226	7.9%	910	0.3%
PRETAX INCOME	121,656	31.8%	78,549	22.4%
Provision for income taxes	32,499	8.5%	20,704	5.9%

NET INCOME	89,157	23.3%	57,845	16.5%

NET INCOME PER SHARE - BASIC:	$1.32		$0.84

NET INCOME PER SHARE -DILUTED:	$1.30		$0.83

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,328		68,542
Diluted	68,512		69,376

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended June 30,
(In Thousands)	2023		2022
NET INCOME	$89,157		$57,845
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	23		(245)
Unrealized loss on investments	(197)		(2,833)
Total other comprehensive loss	(174)		(3,078)
COMPREHENSIVE INCOME	$88,983		$54,767

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$89,157	$57,845
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	1,335	228
Gain on sale of asset	(22,086)	-
Depreciation and amortization expense	9,524	9,791
Bad debt expense	18,927	24,379
Compensation expense related to share-based awards	4,315	4,316
Deferred income taxes	2,975	(557)
Changes in operating assets and liabilities	(37,927)	(41,223)
Net cash provided by operating activities	66,220	54,779

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(159,183)	(330,797)
Sales of available-for-sale investments	132,325	134,964
Purchases of property and equipment	(3,612)	(6,765)
Business acquisition	-	(7,000)
Net cash used in investing activities	(30,470)	(209,598)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	313	849
Purchase of treasury stock	(2,729)	(15,670)
Payments of employee tax associated with stock compensation	(2,209)	(1,612)
Release of cash held in escrow	-	(3,986)
Net cash used in financing activities	(4,625)	(20,419)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	31,125	(175,238)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	118,884	325,178
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$150,009	$149,940

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2023 (1)	2022
REVENUE:
CTU	$119,292	$100,461
AIUS	67,062	66,920
Corporate and Other	210	303
Total	$186,564	$167,684

OPERATING INCOME (LOSS):
CTU	$40,451	$33,008
AIUS	17,078	10,733
Corporate and Other	(9,435)	(9,795)
Total	$48,094	$33,946

OPERATING MARGIN (LOSS):
CTU	33.9%	32.9%
AIUS	25.5%	16.0%
Corporate and Other	NM	NM
Total	25.8%	20.2%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2023 (1)	2022
REVENUE:
CTU	$243,784	$213,609
AIUS	137,902	136,452
Corporate and Other	476	582
Total	$382,162	$350,643

OPERATING INCOME (LOSS):
CTU	$84,141	$76,034
AIUS	29,081	20,256
Corporate and Other	(21,792)	(18,651)
Total	$91,430	$77,639

OPERATING MARGIN (LOSS):
CTU	34.5%	35.6%
AIUS	21.1%	14.8%
Corporate and Other	NM	NM
Total	23.9%	22.1%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2023	2022	2023	2022
Operating income	$48,094	$33,946	$91,430	$77,639
Depreciation and amortization (2)	4,369	4,909	9,524	9,791
Legal fee expense related to certain matters (3)	2,709	3,087	7,328	5,434
Adjusted Operating Income	$55,172	$41,942	$108,282	$92,864

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating income	$38.6M - $40.6M	$29,324	$137.0M - $144.0M	$129,637
Depreciation and amortization (2)	$4.1M	5,065	$17.6M	19,734
Legal fee expense related to certain matters (3)	$0.3M	4,294	$10.4M	14,597
Adjusted Operating Income	$43.0M - $45.0M	$38,683	$165.0M - $172.0M	$163,968

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2023	2022	2023	2022
Reported Earnings Per Diluted Share	$0.80	$0.37	$1.30	$0.83

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.02	0.07	0.05
Legal fee expense related to certain matters (3)	0.04	0.05	0.11	0.08
Gain on sale of intangible asset (4)	(0.32)	-	(0.32)	-
Total pre-tax adjustments	$(0.25)	$0.07	$(0.14)	$0.13
Tax effect of adjustments (5)	0.06	(0.02)	0.03	(0.03)
Total adjustments after tax	(0.19)	0.05	(0.11)	0.10
Adjusted Earnings Per Diluted Share	$0.61	$0.42	$1.19	$0.93

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Reported Earnings Per Diluted Share	$0.46 - $0.48	$0.32	$1.89 -$1.96	$1.39

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.03	0.12	0.11
Legal fee expense related to certain matters (3)	-	0.06	0.15	0.21
Gain on sale of intangible asset (4)	-	-	(0.32)	-
Total pre-tax adjustments	$0.03	$0.09	(0.05)	$0.32
Tax effect of adjustments (5)	(0.01)	(0.02)	0.01	(0.08)
Total adjustments after tax	0.02	0.07	(0.04)	0.24
Adjusted Earnings Per Diluted Share	$0.48 - $0.50	$0.39	$1.85 - $1.92	$1.63

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the Coding Dojo acquisition as of December 1, 2022 and the CalSouthern acquisition as of July 1, 2022.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(4)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(5)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.